EXHIBIT 99

AMENDMENT NUMBER ONE

TO THE

OVERSEAS SHIPHOLDING GROUP, INC.

EXECUTIVE PERFORMANCE INCENTIVE PLAN

WHEREAS, Overseas Shipholding Group, Inc. (the “Company”) maintains the Overseas Shipholding Group, Inc. Executive Performance Incentive Plan (the “Plan”);

WHEREAS, the Company may amend the Plan pursuant to Section 10 of the Plan; and

WHEREAS, the Company desires to amend the Plan to comply with recent guidance issued by the Internal Revenue Service with respect to Section 162(m) of the Internal Revenue Code of 1986, as amended, and to update the definition of Change in Control;

NOW, THEREFORE, pursuant to Section 10 of the Plan, the Plan is hereby amended, effective as of December 31, 2008 as follows:

1.     Section 7 of the Plan is hereby amended in its entirety to read as follows:

“7. EMPLOYMENT AT YEAR END GENERALLY REQUIRED FOR AWARD

No Award shall be made to any Participant who is not an active employee of the Company or one of its Subsidiaries or affiliates at the end of the Performance Period; provided, however, that the Committee, in its sole and absolute discretion, may make Awards to Participants for a Performance Period in circumstances that the Committee deems appropriate, including, but not limited to, a Participant’s death, disability, or termination following a Change in Control of the Company, in all cases in accordance with Code Section 162(m) and the guidance issued thereunder.”

2.     Exhibit A to the Plan is hereby amended in its entirety to read as follows:

“A “Change in Control of the Company” shall be deemed to have occurred upon the occurrence of any of the following events, provided that such an event is a Change in Control Event within the meaning of Code Section 409A: (i) any person (as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and as used in Sections 13(d) and 14(d) thereof), excluding the Company, any “Subsidiary,” any employee benefit plan sponsored or maintained by the Company, or any Subsidiary (including any trustee of any such plan acting in his capacity as trustee), becomes the beneficial owner (as defined in Rule 13(d)-3 under the Exchange Act) of shares of the Company having at least thirty percent (30%) of the total number of votes that may be cast for the election of directors of the Company; provided, that no Change in Control will be deemed to have occurred as a result of an increase in ownership percentage in excess of thirty percent (30%) resulting solely from an acquisition of securities by the Company unless and until such person acquires additional shares of the Company; (ii) there is a merger or other business combination of the Company, sale of all or substantially all of the Company’s assets or combination of the foregoing transactions or a liquidation of the Company, (a “Transaction”), other than a Transaction involving only the Company and one or more of its Subsidiaries, or a Transaction immediately following which the shareholders of the Company immediately prior to the Transaction continue to have a majority of the voting power in the resulting entity in approximately the same proportion as they had in the Company immediately prior to the Transaction; or (iii) during any period of twelve (12) consecutive months beginning on or after the date hereof, the persons who were directors of the Company immediately before the beginning of such period (the “Incumbent Directors”) shall cease (for any reason other than death) to constitute at least a majority of the Board or the board of directors of any successor to the Company, provided that, any director who was not a director as of the date hereof shall be deemed to be an Incumbent Director if such director was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds (2/3) of the directors who then qualified as Incumbent Directors either actually or by prior operation of the foregoing unless such election, recommendation or approval occurs as a result of an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act or any successor provision) or other actual or threatened solicitation of proxies or contests by or on behalf of a person other than a member of the Board. Only one (1) Change in Control may occur under the Plan.

IN WITNESS WHEREOF, the Company has caused this amendment to be executed this 10th day of June, 2008.

OVERSEAS SHIPHOLDING GROUP, INC.

By: /s/James I. Edelson

Name: James I. Edelson

Title: General Counsel and Secretary